Exhibit 32.3
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     In connection with the quarterly report of GeoEye, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, Matthew M. O’Connell, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeanine J. Montgomery
Jeanine J. Montgomery
Vice President, Accounting and Controller (Principal Accounting Officer) November 10, 2008
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.